EXHIBIT 3.1


                               Secretary of State
                              Corporations Section


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FILING FEE: $25.00
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Please include a typed
self-addressed envelope

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Matrix Capital Corporation.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 1, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an "X" below:

______   No  shares  have  been  issued  or   Directors   Elected  -  Action  by
         Incorporators

______   No shares have been issued but Directors Elected - Action by Directors

______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

X        Such amendment was adopted by a vote of the shareholders. The number of
------   shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is Matrix Bancorp, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
______________________
              (Not exceed ninety (90) days from the date of filing)


                                        Signature  /s/ Allen McConnell
                                                  ------------------------------
                                        Title:    Senior Vice President

                        [LETTERHEAD OF STATE OF COLORADO]



April 27, 1998



Peter G. Weinstock
Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, TX  75202

RE:      Matrix Bancorp, Inc.
         Request to Use the Word "Bancorp"

Dear Mr. Weinstock:

The Colorado Division of Banking (Division) has considered the request by Matrix Capital Corporation to file corporate documents with the Colorado Secretary of State using the name Matrix Bancorp, Inc. for an organization that is not a Colorado chartered commercial bank. The name is to be used initially as an assumed name and then as a change to the corporate name. Acting under the authority delegated by the Colorado State Banking Board, the Division has no objection to the request to use the word "BANCORP" in this manner in the filing.

The Division's determination is based on the representations(s) that Matrix Capital Corporation is a unitary holding company that operates various financial entities in several states including Colorado.

This determination does not constitute Division approval for any activities other than the filing described above. Specifically, the Division has not approved this organization to engage in the banking business, other than as a unitary holding company, or to hold itself out to the public as a bank.. Nor has the Division approved use of the word "BANCORP" in any other manner.

In taking this action, the Division relied on representations and information supplied by you and your client. Should there be a substantive change in any of the information provided, the Division staff should be notified at once. All information submitted with the request will be retained in the Division's file.

Sincerely,

FOR:  COLORADO STATE BANKING BOARD

/s/ Richard J. Fulkerson

Richard J. Fulkerson
State Bank Commissioner

FILING FEE:  $10.00
MUST SUBMIT TWO COPIES
            ---

Please include a typed
self-addressed envelope
         Mail to: Secretary of State
                  Corporations Section
                  1560 Broadway, Suite 200
                  Denver, CO  80202
                  (303) 894-2251
                  Fax (303) 894-2242

                                 CERTIFICATE OF
                              ASSUMED OR TRADE NAME

For office use only

Matrix Bancorp, Inc., a corporation formed under the laws of the State of Colorado, being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1. The location of its principal office is: 1380 Lawrence Street, Suite 1410, Denver, Colorado 80204.

2. The name, other than its own, under which business is carried on is: Matrix Bancorp.

3. A brief description of the kind of business transacted under such assumed or trade name is: a specialized financial service company.

                                       MATRIX BANCORP, INC.



                                        By  /s/ T. Allen McConnell        ,
                                          --------------------------------
                                          T. Allen McConnell
                                          Senior Vice President

                        [LETTERHEAD OF STATE OF COLORADO]



April 27, 1998



Peter G. Weinstock
Jenkens & Gilchrist
1445 Ross Avenue, Suite 3200
Dallas, TX  75202

         RE:      Matrix Bancorp, Inc.
                  Request to Use the Word "Bancorp"

Dear Mr. Weinstock:

The Colorado Division of Banking (Division) has considered the request by Matrix Capital Corporation to file corporate documents with the Colorado Secretary of State using the name Matrix Bancorp, Inc. for an organization that is not a Colorado chartered commercial bank. The name is to be used initially as an assumed name and then as a change to the corporate name. Acting under the authority delegated by the Colorado State Banking Board, the Division has no objection to the request to use the word "BANCORP" in this manner in the filing.

The Division's determination is based on the representations(s) that Matrix Capital Corporation is a unitary holding company that operates various financial entities in several states including Colorado.

This determination does not constitute Division approval for any activities other than the filing described above. Specifically, the Division has not approved this organization to engage in the banking business, other than as a unitary holding company, or to hold itself out to the public as a bank.. Nor has the Division approved use of the word "BANCORP" in any other manner.

In taking this action, the Division relied on representations and information supplied by you and your client. Should there be a substantive change in any of the information provided, the Division staff should be notified at once. All information submitted with the request will be retained in the Division's file.

Sincerely,

FOR:   COLORADO STATE BANKING BOARD

/s/ Richard J. Fulkerson

Richard J. Fulkerson
State Bank Commissioner

                               SECRETARY OF STATE
                               CORPORATION SECTION

Please include a typed
self-addressed envelope

MUST BE TYPED
FILING FEE: $60.00
MUST SUBMIT TWO COPIES


                              RESTATED ARTICLES OF
                          INCORPORATION WITH AMENDMENTS

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

FIRST: The name of the corporation is Matrix Capital Corporation

SECOND: The following amended and restated Articles of Incorporation were adopted in the manner marked with an "X" below:

______ The amended and restated Articles of Incorporation were adopted by the board of directors where no shares have been issued, or no shareholder action required.

X      The amended and restated  Articles of  Incorporation  were adopted by a
------ vote of the shareholders. The number of shares voted for the amended and restated Articles of Incorporation was sufficient for approval.

______ The amended and restated Articles of Incorporation were adopted by the incorporators where no shares have been issued or directors elected, or no shareholder action required.

THIRD: The name of the corporation as amended is: Not applicable - name did not change

             ATTACH A COPY OF YOUR AMENDED AND RESTATED ARTICLES OF
                                  INCORPORATION



                                     MATRIX CAPITAL CORPORATION

                                     Signature  /s/ Guy A. Gibson
                                              ---------------------------------
                                     Title    President

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           MATRIX CAPITAL CORPORATION


         Pursuant to the Colorado Business Corporation Act, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

         FIRST: The name of the corporation is Matrix Capital Corporation (the "Corporation").

         SECOND: The Corporation is organized for any legal and lawful purpose pursuant to the Colorado Business Corporation Act (the "CBCA").

         THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. The Board of Directors is authorized by resolution to divide said preferred stock into series, to fix the number of shares of any series of preferred stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series of preferred stock, to decrease the authorized number of shares within such series (but not below the number of shares in any such series then outstanding).

         FOURTH: No shareholder shall have the right to cumulate his or her votes in an election of directors or for any other matter(s) to be voted upon by the shareholders of the Corporation.

         FIFTH: No shareholder shall have a preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

         SIXTH: The address of the registered office of the Corporation is 1675 Broadway, Denver, Colorado 80202; and the name of its registered agent at such address is THE CORPORATION COMPANY.

         SEVENTH: The address of the initial principal place of business of the Corporation is 1380 Lawrence Street, Suite 1410, Denver, Colorado 80204.

         EIGHTH: The number of directors constituting the initial board of directors of the Corporation at the time of its incorporation was four (4) and the name and address of the persons who, after incorporation, served as directors until the first annual meeting of shareholders were:

                                    D. Mark Spencer
                                    1380 Lawrence Street, Suite 1410
                                    Denver, Colorado 80204

                                    Thomas M. Piercy
                                    1380 Lawrence Street, Suite 1410
                                    Denver, Colorado 80204

                                    Richard V. Schmitz
                                    1380 Lawrence Street, Suite 1410
                                    Denver, Colorado 80204

                                    Guy A. Gibson
                                    1380 Lawrence Street, Suite 1410
                                    Denver, Colorado 80204

         The number of persons to serve on the Board of Directors shall be hereafter fixed by the Bylaws of the Corporation.

         The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of the Class I directors expiring at the annual meeting of shareholders to be held in 1997, of the Class II directors expiring at the next succeeding annual meeting of shareholders, and of the Class III directors expiring at the second succeeding annual meeting, with all such directors to hold office until their successors are elected and qualified. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

         NINTH:  The name and address of the incorporator is:

                                    Norman C. Storey
                                    40 North Central, Suite 2700
                                    Phoenix, Arizona 85004

         TENTH: The officers, directors and employees of the Corporation shall be indemnified to the maximum extent permitted by Article 109 of the CBCA, as the same may be amended from time to time. Any repeal or modification of this Article Tenth by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any indemnification obligation of the Corporation existing at the time of such repeal or modification.

         ELEVENTH: Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, a shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) with respect to an election to be held at an annual meeting of shareholders, ninety
(90) days prior to the date one year after the immediately preceding annual meeting of shareholders, and (B) with respect to an election to he held at a special meeting of shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         TWELFTH: At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article Twelfth. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than twenty (20) days nor more than fifty (50) days prior to the meeting; provided, however, that in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Article Twelfth. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article Twelfth, a shareholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

         THIRTEENTH: No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director involving any act or omission of any of such director except, that the foregoing provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the Corporation or to its shareholders, acts or omissions not in good faith or which invoke intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the CBCA, or any transaction from which the director directly or indirectly derived an improper personal benefit.

         Neither the amendment nor repeal of this Article Thirteenth, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article Thirteenth shall eliminate or reduce the effect of this Article Thirteenth with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Thirteenth would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

         FOURTEENTH: A vote of the majority of shares entitled to be cast with respect to the following matters shall be required before the matter shall have been approved by the shareholders of the Corporation:

                  (i) amendment of the Corporation's Articles of Incorporation, as contemplated in Section 7-110-103 of the CBCA;

                  (ii) approval of a plan of merger or share exchange, as contemplated in Section 7-111-103 of the CBCA;

                  (iii) approval of the sale, lease, exchange, or other disposition, of all, or substantially all, of the Corporation's property, with or without goodwill, otherwise than in the usual and regular course of business of the Corporation, as contemplated in
         Section 7-112-102(1) of the CBCA;

                  (iv) approval of a proposal to dissolve the Corporation, as contemplated in Section 7-114-102 of the CBCA; and

                  (v) approval of a proposal to revoke the dissolution of the Corporation, as contemplated in Section 7-114-104 of the CBCA.

         IN WITNESS WHEREOF, the undersigned has duly executed these Amended and Restated Articles of Incorporation as of the 20th day of September, 1996.

                                     MATRIX CAPITAL CORPORATION



                                     By: /s/  Guy A. Gibson
                                        --------------------------------------
                                        Guy A. Gibson,
                                        President

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH
Form 150 Revised July 1, 2002
Filing fee:  $5.00
Deliver 3* copies to:  Colorado Secretary of State
Business Division, 1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us
                                             -------------------

Pursuant to Title 7, Colorado Revised Statutes (C.R.S.), the individual named below causes the following statement to be delivered to the Colorado Secretary of State for filing:

1.

 The name of the entity is:  Matrix  Bancorp, Inc.
                           -----------------------------------------------------
                           (must be exactly as shown on the records of the Secretary of State)
organized under the laws of   Colorado              (state or country of origin)
                            ------------------------

2. If above entity is foreign, the assumed entity name, if any, currently using in Colorado:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

3. The street address of its current registered office (according to the existing records of the Secretary of State) is:

--------------------------------------------------------------------------------

4. If the registered office address is to be changed, the street address of the new registered office is:
                         -------------------------------------------------------

--------------------------------------------------------------------------------
(must  be  a  street  or  other  physical   address  in  Colorado)  If  mail  is
undeliverable to this address, ALSO include a post office address:

5. The name of its current registered agent (according to the existing records of the Secretary of State) is:
                              --------------------------------------------------

6. If the registered agent is to be changed, the name of the new registered agent is:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

7. If the registered agent is changing the street address of the registered agent's business address, notice of the change has been given to the above named entity.

8. The street addresses of its registered office and of the business office of its registered agent, as changed, will be identical.

9.   (Optional)  Address of its  principal  place of business is: 1380  Lawrence
                                                                 ---------------
     Street  #1400  Denver,  CO 80204 and if  changed,  the new  address  of its
     --------------------------------
     principal place of business is: 700 17th Street #2400 Denver, CO 80202
                                    -------------------------------------------

10. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Jill Jepson 700 17 Street #2400 Denver, CO 80202
                              --------------------------------------------------

*NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) the principal office of the entity.

            ARTICLES OF AMENDMENT TO STATE TERMS OF SERIES OF SHARES
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                              MATRIX BANCORP, INC.
                      Pursuant to Chapter 7-106-102 of the
                       Colorado Business Corporations Act


         Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, a corporation organized and existing under the laws of the State of Colorado, adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

         FIRST:   The name of the Corporation is Matrix Bancorp, Inc.

         SECOND: The manner, if not set forth in the amendments, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Not applicable.

         THIRD: The following amendments were adopted by the Board of Directors of the Corporation without shareholder action, the unanimous consent of the Board of Directors sufficient for approval in accordance with the provisions of the Colorado Business Corporation Act, in the manner prescribed by the Colorado Business Corporation Act pursuant to the authority conferred upon the Board of Directors of the Corporation by the provisions of the Amended and Restated Articles of Incorporation on October 30, 2002.

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock designated as "Series A Junior Participating Preferred Stock," par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                  Series A Junior Participating Preferred Stock

         1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 15,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         2.       Dividends and Distributions.

                  (A) Subject to the prior and superior right of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance, of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.0001 per share, of the

Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1000. If the Corporation shall at any time after November 4, 2002 (the "Rights Declaration Date"), (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                  (C) The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         3.   Voting   Rights.   The  holders  of  shares  of  Series  A  Junior
Participating Preferred Stock shall have the following voting rights:

                  (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the shareholders of the Corporation.

                   (B) Except as required by law and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         4.       Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i)  declare  or pay  dividends  on,  make any  other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                           (ii)  declare or pay  dividends  on or make any other
distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                           (iii) purchase or otherwise acquire for consideration
any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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

         5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

         6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon whether or not declared, to the date of such payment, or
(ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

                  (B) If, however, there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the
Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

                  (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

         7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

         9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

         10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's factional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 6th day of November, 2002.

                                          MATRIX BANCORP, INC.


                                          By:   /s/ D. Mark Spencer
                                             -----------------------------------
                                          Name:  D. Mark Spencer
                                               ---------------------------------
                                          Title: President
                                                --------------------------------








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